Exhibit 99.1

            Cheniere Energy Announces Changes in Officers


    HOUSTON--(BUSINESS WIRE)--Nov. 5, 2007--Cheniere Energy, Inc. (AMEX:LNG) announced today changes in officers within the Marketing and International businesses. Keith Meyer, a member of the Company's Executive Committee and President of Cheniere Marketing, Inc., has decided to leave the company in order to pursue a new business venture focusing on alternative energy and biofuels development. Davis Thames will replace Keith Meyer as President of Cheniere Marketing, Inc. Reporting to Mr. Thames will be the following Cheniere Marketing executives: Mark Stubbe, Senior Vice President of Marketing and Trading; Bob Flavin, Senior Vice President and Chief Financial Officer of Cheniere Marketing; and Drew Lynch, who will be promoted to Senior Vice President - Business Operations, Cheniere Marketing.

    Cheniere Marketing, the Cheniere Upstream group and the Origination groups based in London, Paris and Houston will become part of Cheniere International which will be headed by Jean Abiteboul, who will also be appointed President of Cheniere International, Inc. Prior to joining the Company in February 2006, Mr. Abiteboul served as Vice-President, Advisor to the Chairman & CEO, and Secretary of the Board of Directors of Gaz de France (GDF) where he had a 30 year career. His previous positions at GDF also included Executive Vice-President for Supply, Trading and Marketing and President of Gaselys, the energy trading subsidiary of GDF and Societe Generale.

    Keith Meyer will resign from his various officer positions at Cheniere including his positions as Senior Vice President - Marketing of the Company and President of Cheniere Marketing, Inc. effective immediately. However, he will remain in the employ of Cheniere Energy, Inc. through January 15, 2008 which will allow Cheniere to have ready access to him for transition purposes. Mr. Meyer is one of the original Cheniere Executive Committee members and has been instrumental in attaining the current growth of the Company. It is the Company's intention to provide office space and certain additional administrative services to Mr. Meyer for at least the next twelve months, at nominal cost, in support of his proposed business venture.

    Cheniere's Chairman and CEO, Charif Souki, said, "I am at once sad to see Keith leave us and excited for him on the launch of his new venture. More than anyone, I understand the drive to start a new venture and create a new business. We will remain close to Keith, continue to benefit from his vast reservoir of knowledge and in turn be prepared to support him in his new adventure. I have worked closely with Jean and Davis in the last couple of years and look forward to continue building our company together."

    Cheniere Energy, Inc. is developing a network of three LNG receiving terminals and related natural gas pipelines along the Gulf Coast of the United States. Cheniere is pursuing related business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal.

    Cheniere is based in Houston, Texas with offices in Johnson Bayou, Louisiana, Corpus Christi, Texas, Washington, D.C., London, England and Paris, France. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

    This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, statements regarding the Cheniere's business strategy, plans and objectives. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy, Inc.
             Investor Relations and Communications Department
             Manager Investor Relations
             Christina Cavarretta, 713-375-5100